UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 27, 2010

Chancellor Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30219	87-0438647
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

216 South Price Road
Pampa, TX 79065
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (806) 688-9697

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01     Completion of Acquisition or Disposition of Assets.

On May 27, 2010, Gryphon Production Co., LLC (the “Subsidiary”), a wholly-owned subsidiary of Chancellor Group, Inc., completed the purchase of certain assets from Charlie Heater, d/b/a H 5 Producers, a sole proprietorship (“Seller”), pursuant to the Purchase Agreement between Subsidiary and Seller effective as of May 1, 2010 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Subsidiary purchased all of the oil, gas and casinghead gas leasehold estates of Seller located in Hutchinson County, Texas, and all or substantially all of the equipment, structures and personal property located upon the land subject to such leasehold estates and used in connection with Seller’s oil and gas operations. The purchase price of the transaction was $150,000 in cash. In addition, Subsidiary agreed to pay Seller for 97.44 total barrels of crude petroleum, less production taxes, at the then-posted price in the Texas Panhandle, such payment to be made by Subsidiary from proceeds received by Subsidiary from its sale of the first load of oil from the purchased leasehold estates.

The summary above does not purport to be complete and is qualified in its entirety by reference to the actual text of the Purchase Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Chancellor Group, Inc. on May 10, 2010 (incorporated herein by reference).

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.  The following materials are filed as exhibits to this Current Report on Form 8-K;

Exhibit No.	Description

10.1
Purchase Agreement by and between Charlie Heater, d/b/a H 5 Producers, a sole proprietorship, and Gryphon Production Co., LLC, dated as of May 6, 2010 (incorporated by reference to the Current Report on Form 8-K filed by Chancellor Group, Inc. on May 10, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2010	Chancellor Group, Inc. (Registrant)

	By:	/s/ Maxwell Grant
Maxwell Grant Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Purchase Agreement by and between Charlie Heater, d/b/a H 5 Producers, a sole proprietorship, and Gryphon Production Co., LLC, dated as of May 6, 2010 (incorporated by reference to the Current Report on Form 8-K filed by Chancellor Group, Inc. on May 10, 2010)